                       CONSENT OF KENNETH K. QUIGLEY, JR.

November 19, 2001


         I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement, SEC File No. 333-69118 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, of Heritage Property Investment Trust, Inc.


                                                     /s/ Kenneth K. Quigley, Jr.
                                                     ---------------------------
                                                     Kenneth K. Quigley, Jr.